                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             SCC COMMUNICATIONS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                   Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            SCC COMMUNICATIONS CORP.
                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

         We invite you to attend our 2001 Annual Meeting of Stockholders, which is being held as follows:

                  DATE:       Tuesday, June 26, 2001
                  TIME:       8:30 A.M.
                  LOCATION:   The Ritz-Carlton Atlanta
                              181 Peachtree Street NE
                              Atlanta, Georgia

         At the Annual Meeting, we will ask you and our other stockholders to:

     o    elect two directors, each for a term of three years;

     o ratify the appointment of Arthur Andersen LLP as our independent auditors; and

     o    consider any other business properly presented at the Annual Meeting.

         You may vote on these matters in person or by proxy. Whether or not you plan to attend the Annual Meeting, we ask that you complete and return the enclosed proxy card promptly in the enclosed addressed, stamped envelope, so that your shares will be represented and voted at the meeting in accordance with your wishes. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares in person. Only stockholders of record at the close of business on May 7, 2001 may vote at the Annual Meeting.

                                       By order of the board of directors,

                                           /s/ George K. Heinrichs

                                               George K. Heinrichs
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

Boulder, Colorado
May 15, 2001

                            SCC COMMUNICATIONS CORP.
                                6285 LOOKOUT ROAD
                             BOULDER, COLORADO 80301

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 26, 2001

This proxy statement contains information related to the Annual Meeting of Stockholders (the "Annual Meeting") of SCC Communications Corp. to be held on Tuesday, June 26, 2001, beginning at 8:30 a.m. (local time) at the Ritz-Carlton Atlanta, 181 Peachtree Street NE, Atlanta, Georgia and at any postponements or adjournments thereof.

                            ABOUT THE ANNUAL MEETING

WHAT IS THE PURPOSE OF THE MEETING?

At our Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting. In addition, management will report on our performance during fiscal 2000 and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

Only stockholders of record at the close of business on the record date, May 7, 2001, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 8:00 a.m. (local time) and the meeting will begin at 8:30 a.m. (local time). Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

Many of you hold your shares in "street name," that is, through a broker or other nominee. If you hold your shares in street name, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 11,544,500 shares of common stock were outstanding and entitled to vote at the meeting. Thus, the presence of the holders of common stock representing at least 5,772,251 shares will be required to establish a quorum.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

You may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Corporate Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NOMINATED SLATE OF DIRECTORS AND FOR EACH OF THE PROPOSALS IN THIS PROXY STATEMENT.

The Board's recommendation is also set forth together with the description of each item in this proxy statement. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

For each item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the matter is required for approval. A properly executed proxy marked:

          o "WITHHOLD AUTHORITY" with respect to the election of one or more directors; or

          o    "ABSTAIN" with respect to any other matters

will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, such a proxy will have the effect of a negative vote. A properly executed, but unmarked proxy will be voted FOR the election of the nominated slate of two directors and FOR each of the proposals.

WHAT ARE "BROKER NON-VOTES" AND HOW WILL THEY BE COUNTED?

"Broker non-votes" occur when you hold your shares in "street name" through a broker or other nominee, and you do not give your broker or nominee specific instructions on your proxy card. If you fail to complete your proxy card:

          o your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon; and

          o your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.

Broker non-votes will have the effect of a negative vote; shares represented by "broker non-votes" will be counted in determining whether there is a quorum.

WHO WILL BEAR THE COST OF SOLICITING PROXIES?

SCC will bear the cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement. In addition, we will reimburse brokerage firms and other persons representing you for their expenses in forwarding proxy material to you. Our directors, officers, and employees may also solicit you by telephone and other means, but they will not receive any additional compensation for the solicitation.

STOCK OWNERSHIP

HOW MUCH STOCK DO DIRECTORS AND EXECUTIVE OFFICERS OWN AND HOW DO THEY INTEND TO VOTE?

The following table shows the amount of common stock of beneficially owned (unless otherwise indicated) by: (1) the directors and executive officers named in the Summary Compensation Table below and (2) the directors and executive officers as a group. The officers and directors have indicated that they intend to vote FOR election of the nominated slate of directors and FOR each of the proposals in this proxy statement. All information is as of April 24, 2001.

                                                                                         Shares Beneficially Owned (1)
                                                                                         -------------------------------
Name and Address of Beneficial Owner                                                         Number         Percent
--------------------------------------                                                   -------------------------------
David Kronfeld (2)....................................................................         1,501,721        13.0%
George A. Heinrichs (3)...............................................................           529,025         4.5
Lawrence P. Jennings..................................................................            44,000          *
Philip B. Livingston (5)..............................................................            23,041          *
Winston J. Wade (4)...................................................................            22,889          *
Stephen O. James (4)..................................................................            21,871          *
Mary Beth Vitale (4)..................................................................            12,739          *
Darrell A. Williams (6)...............................................................            12,467          *
Carol Nelson..........................................................................             4,900          *
All directors and executive officers as a group (10 persons) (7)......................         2,172,653        18.3


* Less than one percent.

----------------
(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if such person has or shares voting power or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days from April 24, 2001. For purposes of this table, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.

(2) Includes 1,219,626 shares held by Boston Capital Ventures III Limited Partnership, 171,223 shares held by JK&B Capital Limited Partnership, 85,611 shares held by JK&B Capital II Limited Partnership and 25,261 shares held by Mr. Kronfeld. The shares held by Mr. Kronfeld include 10,800 shares of common stock exercisable within 60 days of April 24, 2001. The general partner of Boston Capital Ventures III Limited Partnership is BD Partners Limited Partnership. David Kronfeld, a director of SCC, is a general partner of certain of the entities associated with the Boston Capital Ventures entities. The general partner of JK&B Capital Limited Partnership and of JK&B Capital II Limited Partnership is JK&B Management LLC and Mr. Kronfeld is the manager of JK&B Management LLC. Mr. Kronfeld disclaims beneficial ownership of any of the shares owned by Boston Capital Ventures III Limited Partnership, JK&B Capital Limited Partnership and JK&B Capital II Limited Partnership, except to the extent of his pecuniary interest in certain of such entities.

(3) Includes options to purchase 231,991 shares of common stock exercisable within 60 days of April 24, 2001. Includes 1,539 shares held by Mr. Heinrichs' minor daughter and 1,539 shares held by Mr. Heinrichs' minor son.

(4) Includes options to purchase 10,800 shares of common stock exercisable within 60 days of April 24, 2001.

(5) Includes options to purchase 8,400 shares of common stock exercisable within 60 days of April 24, 2001.

(6) Includes options to purchase 10,200 shares of common stock exercisable within 60 days of April 24, 2001.

(7) Includes options to purchase 337,791 shares of common stock which are exercisable within 60 days of April 24, 2001. See Notes (2), (3), (4), (5), and (6).

WHO ARE THE LARGEST OWNERS OF OUR STOCK?

As of April 24, 2001, we are not aware of any persons or entities that beneficially own more than five percent of our common stock other than David Kronfeld and his affiliates, as disclosed in the stockholder table on page 3.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

The board of directors is divided into three classes, as nearly equal in number as possible. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The term of office of directors in Class A expires at the 2001 annual meeting. The board of directors proposes that Stephen James and Mary Beth Vitale, both of whom are currently serving as Class A directors, be re-elected as Class A directors for a new term of three years and until their successors are duly elected and qualified. Information about the nominees, including their biographies, meeting attendance, committee participation and compensation, is available under the caption "Information About Directors," which begins on page 5. Information about the nominees' stock ownership is available on page 3.

The board of directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the board.

Directors will be elected by a plurality of the votes cast at the annual meeting. If elected, all nominees are expected to serve until the annual meeting in the year 2004 and until their successors are duly elected and qualified.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.


                                   PROPOSAL 2

                      RATIFICATION OF INDEPENDENT AUDITORS

The board of directors has appointed the firm of Arthur Andersen LLP, our current independent auditors, to serve in the same capacity for the year ending December 31, 2001, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Arthur Andersen LLP.

In the event the stockholders fail to ratify the appointment, the board of directors will reconsider its selection. Even if the selection is ratified, the board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the board of directors believes that such a change would be in the best interests of SCC and our stockholders.

Fees for professional services provided by Arthur Andersen LLP during 2000 were $72,000 for audit-related services and $101,000 for non-audit services. Audit related services include services rendered for the audit of the financial statements included in our Annual Report on Form 10-K and the reviews of our financial statements included in our

Quarterly Reports on Form 10-Q. Non-audit services include fees for due diligence procedures associated with mergers and acquisitions and accounting consultations.

A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP TO SERVE AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001.

OTHER MATTERS

Neither we nor the board of directors intends to propose any matters at the Annual Meeting other than the election of directors and the ratification of our independent auditors. Neither we nor our board knows of any matters to be proposed by others at the Annual Meeting.


                          INFORMATION ABOUT DIRECTORS

BACKGROUND INFORMATION ABOUT DIRECTORS

Our directors and their ages as of April 24, 2001 are as follows:

     STEPHEN O. JAMES         Mr. James has served as one of our directors since October 1999. His current term as a director expires at the 2001 Annual Meeting of Stockholders, but he has been nominated to serve a new three-year term. Mr. James has been an independent executive business consultant since 1993. Mr. James is 56 years old.

     DAVID KRONFELD           Mr. Kronfeld has served as one of our directors since March 1998, and previously served as one of our directors from February 1992 to June 1996. His current term as a director expires at the 2002 Annual Meeting of Stockholders. Mr. Kronfeld is the
                              founder and Manager of JK&B Capital L.L.C. since its founding in October 1995.
                              Since 1989, Mr. Kronfeld has been a general partner of Boston Capital Ventures
                              Limited Partnership, Boston Capital Ventures II Limited Partnership, Boston Capital
                              Ventures III L.P. and Boston Capital Ventures, all of which are venture capital funds. Mr. Kronfeld currently serves as a director of MPower Communications, Inc.
                              and MediaCom, Inc. Mr. Kronfeld is 53 years old.

     PHILIP B. LIVINGSTON     Mr. Livingston has served as one of our directors since April 2000. His current term as a director expires at the 2002 Annual Meeting of Stockholders. Since
                              January 1999, Mr. Livingston has been the President and Chief Executive Officer of
                              Financial Executives International. From August 1995 to November 1998, Mr.
                              Livingston was the Senior Vice President and Chief Financial Officer for Catalina
                              Marketing Corporation. From March 1993 to July 1995, Mr. Livingston was the Vice
                              President and Chief Financial Officer for Celestial Seasonings, Inc. Mr. Livingston
                              is 44 years old.

     MARY BETH VITALE         Ms. Vitale has served as one of our directors since October 1999. Her current term as a director expires at the 2001 Annual Meeting of Stockholders, but she has been nominated to serve a new three-year term. From March 2000 through November 2000,
                              Ms. Vitale was the CEO and President of Westwind Media. Ms. Vitale was the
                              President and Chief Operating Officer of RMI.NET from December 1998 through
                              February 2000. Ms. Vitale was the President-Western States for AT&T in 1997 and
                              held several positions, including Vice President and Corporate Officer, Local
                              Service Organization, Western Region for AT&T from 1994 to 1996. Ms. Vitale is 47 years old.


                                       5



     WINSTON J. WADE          Mr. Wade has served as one of our directors since October 1999. His current term as a director expires at the 2003 Annual Meeting of Stockholders. Mr. Wade was the
                              Chief Executive Officer of MediaOne Malaysia from 1997 to 1999 and the Managing
                              Director of MediaOne India, BPL/US West from 1996 to 1997. From 1981 through 1995,
                              Mr. Wade held several positions with US West, including Vice President-Network
                              Operations, Vice President-Network Infrastructure, Vice President-Technical
                              Services and President-Information Technologies Group. Mr. Wade currently serves as a director of Transcrypt International, Inc. Mr. Wade is 62 years old.

     DARRELL A. WILLIAMS      Mr. Williams has served as one of our directors from February 1998 to December 2,
                              1999 and from January 18, 2000 to the present. His current term as a director expires at the 2003 Annual Meeting of Stockholders. Since January 2000, Mr.
                              Williams has been Chief Investment Officer of the Telecommunications Development
                              Fund. From 1992 to December 1999, Mr. Williams was with Ameritech Development
                              Corporation, last serving as Vice President, Venture Capital. Mr. Williams is 41
                              years old.


For biographical information about George K. Heinrichs, our Chief Executive Officer, President and Chairman of the Board of Directors, refer to "Information about Executive Officers" on page 7.

MEETINGS OF THE BOARD OF DIRECTORS

The board of directors held four meetings during 2000. Each director attended more than 75% of the total number of meetings of the board and committees on which he or she served.

BOARD COMMITTEES

The board of directors has appointed an audit committee, a compensation committee and an executive staffing committee. It has not appointed a standing nominating committee.

The audit committee met five times during 2000. The audit committee:

     o reviews the scope and results of the annual audit of our consolidated financial statements conducted by our independent accountants;

     o    reviews the scope of other services provided by independent auditors;

     o reviews proposed changes in our financial and accounting standards and principles and in our policies and procedures for our internal accounting, auditing and financial controls; and

     o makes recommendations to the board of directors on the engagement of the independent accountants.

The audit committee currently consists of Philip Livingston, Darrell Williams, Winston Wade and Mary Beth Vitale. The audit committee's report can be found on page 11.

The compensation committee met twice during 2000. The compensation committee:

     o reviews and acts on matters relating to compensation levels and benefits plans for our executive officers and key employees; and

     o is responsible for granting stock options and other awards under our existing incentive compensation plans.

The compensation committee currently consists of George Heinrichs, Darrell Williams, Winston Wade and Mary Beth Vitale. The compensation committee's report on executive compensation can be found on pages 9-10.

    The executive staffing committee was created on December 2, 1999. The executive staffing committee:

     o    reviews and acts on matters relating to executive staffing issues.

     o gives executive management guidance on executive management requirements and qualifications.

     o assists executive management in the recruitment and selection of qualified individuals.

The executive staffing committee currently consists of Winston Wade, Mary Beth Vitale and Stephen James. This committee did not meet in 2000.

DIRECTOR COMPENSATION

We reimburse our directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the board and committees of the board. In addition, all board members are eligible for compensation equal to $1,000 for each board meeting attended in person and $500 for each telephonic board meeting. Such compensation is payable in cash or stock at the director's discretion. Board members may be paid additional amounts for consulting services that extend beyond their normal board duties, although no such payments were made to date.

Under the Discretionary Option Grant Program, each individual who first becomes a non-employee Board member will automatically be granted an option to purchase 30,000 shares of Common Stock on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, each non-employee Board member will be granted an annual option to purchase 30,000 shares of Common Stock at the beginning of each fiscal year.

                      INFORMATION ABOUT EXECUTIVE OFFICERS


BACKGROUND INFORMATION ABOUT EXECUTIVE OFFICERS

Our executive officers and their ages as of April 24, 2001 are as follows:

   GEORGE K. HEINRICHS        A co-founder of SCC, Mr. Heinrichs has served as our President and one of our directors since 1979 and as our Chief Executive Officer since 1995. His current term as a director expires at the 2003 Annual Meeting of Stockholders. Mr.
                              Heinrichs is 43 years old.

   MICHAEL D. DINGMAN, JR.    Mr. Dingman has served as our Chief Financial Officer since September 2000. From
                              March 1999 to August 2000, he was Chief Financial Officer/Treasurer for RMI.NET.
                              From January 1997 through February 1999, Mr. Dingman was the President of Qwon
                              Investment Consultants, Inc. From March 1994 through December 1996, Mr. Dingman was President of Owen-Joseph Companies. Mr. Dingman is 47 years old.

   LAWRENCE P. JENNINGS       Mr. Jennings has served as our Vice President of Business Operations since
                              December 1999. Mr. Jennings joined SCC in June 1999 as our Vice President of
                              Sales. From 1995 through June 1999, Mr. Jennings served as Vice President of
                              Operations and Vice President of Sales for Teletrac, Inc. Mr. Jennings is 46
                              years old.

EXECUTIVE COMPENSATION

The following table sets forth the compensation earned during the year ended December 31, 2000 by our "Named Officers," who consist of our chief executive officer and two other executive officers who earned more than $100,000 in combined salary and bonus in 2000.

                           SUMMARY COMPENSATION TABLE


                                                                                                         Long-Term
                                                                                                        Compensation
                                                                                                        ------------
                                                                                                           Awards
                                                                                                        ------------
                                                                             Annual Compensation         Securities
                                                                        -----------------------------    Underlying
                  Name and Principal Position                    Year    Salary ($)      Bonus ($)       Option (#)
--------------------------------------------------------------------------------------------------------------------
George K. Heinrichs                                               2000     $245,000     $ 190,440 (3)            --
PRESIDENT AND CHIEF EXECUTIVE OFFICER                             1999      245,000       120,000 (2)        66,667
                                                                  1998      233,333        84,812 (1)            --

Lawrence P. Jennings                                              2000      185,000       143,815 (3)            --
VICE PRESIDENT BUSINESS OPERATIONS                                1999      107,323        49,940           100,000
                                                                  1998          --           --                  --

Carol Nelson                                                      2000      130,000        84,161 (3)            --
CHIEF FINANCIAL OFFICER                                           1999      106,750         1,052 (2)        61,766
                                                                  1998       91,315        10,000             8,234

(1)  Bonuses included in 1998 were earned in 1998 but paid in 1999.
(2)  Bonuses included in 1999 were earned in 1999 but paid in 2000.
(3) A portion of the bonuses included in 2000 were earned in 2000 but paid in 2001.

     Options listed in the table were granted under the 1998 Stock Option Plan.

OPTION GRANTS DURING LAST FISCAL YEAR

We did not grant any options to the Named Officers during the year ended December 31, 2000.

OPTION EXERCISES AND HOLDINGS

The following table sets forth information regarding exercises of stock options during the year ended December 31, 2000 and exercisable and unexercisable options held as of December 31, 2000 by each of the named officers.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                            Number of Securities             Value of Unexercised
                           Shares                          Underlying Unexercised            In-the-Money Options
                          Acquired                     Options at Fiscal Year-End (#)       at Fiscal Year-End ($)
                             on           Value        ------------------------------   -----------------------------
NAME                     Exercise (#)  Realized ($)      Exercisable    Unexercisable   Exercisable     Unexercisable
----                     ------------  ------------      -----------    -------------   -----------     -------------
George K. Heinrichs          125,643   $   558,169          296,567         106,399      $1,254,813          $84,696

The value realized by each option exercised equals the total market price of the shares purchased, based on the last sale price of the common stock on the Nasdaq National Market on the exercise date, minus the total exercise price paid for those shares.

The value of each unexercised option is based on the excess, if any, of $4.5625 per share, the last sale price of the common stock on the Nasdaq National Market on December 29, 2000 (the last trading day of the year), over the per share exercise price of each outstanding option.

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

Until her resignation in September 2000, Carol Nelson was employed as our Chief Financial Officer. Pursuant to an employment agreement dated August 11, 2000, Ms. Nelson is working as a part-time employee of SCC until April 2001, in exchange for the continuation of her base salary and benefits.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The compensation committee currently consists of Darrell Williams, Winston Wade and Mary Beth Vitale. Mr. Williams, Mr. Wade and Ms. Vitale have never been officers or employees of SCC.

None of the named officers have ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board or compensation committee.

MANAGEMENT INCENTIVE COMPENSATION PLAN

During 2000, the executive officers bonuses were paid based on achieving certain quarterly revenue and operating income targets.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation committee reviews and acts on matters relating to compensation levels and benefits plans for our executive officers and key employees. The compensation committee also provides for grants of stock awards, stock options, stock appreciation rights and other awards to be made under our existing incentive compensation plans.

    GENERAL COMPENSATION POLICY. The fundamental policy of the compensation committee is to provide our executive officers with competitive compensation opportunities based upon their contribution to our development and financial success and their personal performance. The compensation committee's objective is to have a portion of each executive officer's compensation contingent on our performance as well as on the executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (1) base salary, which principally reflects an executive officer's performance and is designed primarily to be competitive with salary levels in the industry; (2) bonus, which principally reflects our performance; and (3) long-term incentive compensation, which strengthens the mutuality of interests between our executive officers and stockholders.

    FACTORS. The principal factors that the compensation committee considered in ratifying the components of each executive officer's compensation package for 2000 are summarized below. The compensation committee may apply entirely different factors in advising the chief executive officer and the board of directors with respect to executive compensation for future years.

     O BASE SALARY. The suggested base salary for each executive officer is determined on the basis of experience, personal performance, the salary levels in effect for comparable positions within and without the industry, and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the compensation committee deems appropriate.

     O BONUS. The compensation committee may suggest a bonus for each executive officer determined on the basis of our performance, personal performance, and the bonus levels in effect for comparable positions within and without the industry. The compensation committee establishes annual bonus amounts for each executive officer based on the bonus levels for comparable positions, and earned bonus amounts are based on performance results. The weight given to each of these factors differs from individual to individual, as the compensation committee deems appropriate. In addition, the compensation committee may from time to time award additional cash bonuses when it determines those bonuses to be in our best interest.

     O LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided primarily through grants of stock options under our 1998 Incentive Stock Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and to provide each individual with a significant incentive to manage SCC from the perspective of an owner with an equity stake. Each option grant allows the executive officer to acquire shares of the common stock at a fixed price per share, typically equal to the market price on the grant date, over a specified period of time of up to ten years. Options generally become exercisable in installments over a 50-month period, contingent upon an executive officer's continued employment with SCC. Accordingly, an option grant generally provides a return to the executive officer only if the executive officer remains employed by us during the vesting period, and then only if the market price of the underlying shares appreciates. The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the executive officer's potential for increased responsibility and promotion over the option term, and the executive officer's personal performance in recent periods. The compensation committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that executive officer. The compensation committee does not adhere to any specific guidelines as to the relative option holdings of our executive officers.

    CEO COMPENSATION. SEC regulations require the board of directors to disclose the basis for compensation paid to George Heinrichs, our President and Chief Executive Officer, in 2000 and to discuss the relationship between our performance factors and Mr. Heinrichs' performance in 2000. In advising the board with respect to Mr. Heinrichs' compensation, the compensation committee seeks to establish a level of base salary competitive with that paid by companies of comparable size within the industry and by companies outside of the industry with which we compete for executive talent. The base salary established for Mr. Heinrichs for 2000 on the basis of the foregoing criteria was intended to provide a level of stability and certainty each year. Accordingly, this element of compensation was not affected to any significant degree by our performance factors.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m). As a result of Section 162(m) of the Internal Revenue Code, we are not allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1,000,000 per officer in any year. This limitation applies to all compensation paid to the covered executive officers that is not considered to have been performance based. The management incentive compensation plan contains provisions intended to ensure that any compensation deemed paid in connection with the exercise of stock options granted under the plan with an exercise price equal to the market price of the common stock on the grant date will qualify as performance-based compensation. The compensation committee does not expect that the compensation that will be paid to any of our executive officers during 2001 will exceed $1,000,000.

                                                   COMPENSATION COMMITTEE
                                                   Mary Beth Vitale
                                                   Winston J. Wade
                                                   Darrell A. Williams

                             AUDIT COMMITTEE REPORT

During fiscal 2000, the Audit Committee of the Board of Directors developed an updated charter for the Committee. The complete text of the new charter, which reflects standards set forth in new SEC regulations and Nasdaq Stock Market rules, is reproduced in the appendix to this proxy statement.

As set forth in more detail in the charter, the Audit Committee's primary responsibilities fall into the following three broad categories:

          o monitoring the preparation of quarterly and annual financial reports by management, including discussions with management and outside auditors about draft annual financial statements and key accounting and reporting matters;

          o the relationship between management and outside auditors, including: recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided; and determining whether the outside auditors are independent (based in part on the annual letter provided to management pursuant to Independence Standards Board Standard No. 1); and

          o overseeing management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met five times during fiscal 2000.

In overseeing the preparation of the financial statements, the Committee met with both management and outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

With respect to the outside auditors, the Committee, among other things, discussed with Arthur Andersen LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                                Respectfully submitted,
                                                Members of the Audit Committee

                                                Philip B. Livingston
                                                Mary Beth Vitale
                                                Winston J. Wade
                                                Darrell A. Williams

                  INFORMATION ABOUT RELATED-PARTY TRANSACTIONS

We provide data management and consulting services to and lease equipment from entities in which one of our stockholders had an ownership interest until June 2000. A member of our board of directors was a representative of the former stockholder at the time the consulting agreement and equipment leases were executed. We received net proceeds of approximately $7,797,000 in 2000, $6,979,000 in 1999, and $6,735,000 in 1998, pursuant to these agreements. Amounts due to the stockholder under the capital lease agreements net of amounts due to us for services rendered were ($66,000), $3,262,000, and $3,962,000, as of year-end in 2000, 1999, and 1998, respectively. The leases have interest rates ranging from 7.75% to 9.50%, require monthly payments and have expiration dates varying through October 2002.

We believe that the terms of the transactions described above were no less favorable to us than would have been obtained from an unaffiliated third party. Any further transactions between us and any of our officers, directors or principal stockholders will be on terms no less favorable to us than could be obtained from unaffiliated third parties and will be approved by a majority of the independent and disinterested members of the board of directors.

COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS

Section 16(a) of the Securities Exchange Act requires our executive officers, our directors and persons who own more than ten percent of a registered class of our equity securities, to file changes in ownership on Form 4 or 5 with the SEC. These executive officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of these forms, we believe that all Section 16(a) reports applicable to our executive officers, directors and ten-percent stockholders with respect to reportable transactions during the fiscal year ended December 31, 2000 were filed on a timely basis.

STOCK PERFORMANCE GRAPH

The graph depicted below shows a comparison of cumulative total stockholder returns for us, the Nasdaq Stock Market-US Index and a stock index comprised of companies in a line of business similar to ours during the same period.

                                     [GRAPH]


           06/24/98  06/30/98  09/30/98  12/31/98  03/31/99  06/30/99  09/30/99  12/31/99  03/31/00  06/30/00  09/29/00  12/29/00
           --------  --------  --------  --------  --------  --------  --------  --------  --------  --------  --------  --------

Nasdaq
 US         100.000   109.992    91.440   118.316   132.494   144.964   148.270   213.986   247.099   214.833   197.675   132.473

Nasdaq
 Computer
 and Data
 Processing
 Services
 Stocks     100.000   101.615    95.820   124.219   148.859   154.894   159.998   261.564   268.760   219.611   203.230   125.745

SCCX        100.000    89.908    22.018    34.407    22.481    32.110    40.367    43.119    73.394    49.541    55.046    31.193


The graph covers the period from June 24, 1998, the initial date of the registration of our common stock under the Securities Exchange Act, to December 31, 2000. The graph assumes that $100 was invested on June 24, 1998 in our common stock and in each index, and that any dividends were reinvested. No cash dividends have been declared on our common stock.

                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

A stockholder who intends to present a proposal at the 2002 Annual Meeting of Stockholders for inclusion in our 2002 proxy statement must submit the proposal by December 1, 2001. In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and must comply with certain procedures established by the SEC, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to our Secretary at our address set forth on the Notice appearing before this proxy statement.

In addition, in accordance with our by-laws, a stockholder wishing to bring an item of business before the 2002 Annual Meeting must deliver notice of the item of business to us at our principal offices by no later than December 1, 2001, even if the item is not to be included in our proxy statement.

                                            THE BOARD OF DIRECTORS
                                            SCC COMMUNICATIONS CORP.

Dated:  May 15, 2001

                                   APPENDIX A

                            SCC COMMUNICATIONS CORP.
                             AUDIT COMMITTEE CHARTER


I.    Membership

      A. NUMBER. The Audit Committee shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth in Sections I.B and I.C. below.

      B. INDEPENDENCE. A director is independent if he or she is not an officer or employee of SCC Communications Corp. (the "Company") or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

         1. has not been an employee of the Company or any affiliate of the Company in the current year or in any of the past three years;

         2. has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

         3. is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

         4. did not within the last fiscal year receive from the Company or any affiliate of the Company compensation -- other than benefits under tax qualified retirement plan, compensation for director service or nondiscretionary compensation -- greater than $60,000; and

         5. has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (i) $200,000; or (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

              Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

      C. FINANCIAL LITERACY. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication

         (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

      D. CHAIRMAN. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

II.   Responsibilities of the Audit Committee

      The Audit Committee shall assist the board of directors in fulfilling their responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

      A. The Audit Committee shall review and reassess the adequacy of this charter at least annually.

      B. The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the outside auditor.

      C. The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1.

      D. The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

      E. The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

      F. The Audit Committee shall discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 requires discussion.

      G. Based upon its discharge of its responsibilities pursuant to Sections II.C through II.F and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

      H. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

      I. The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

      J. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

      K. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

      L.   The Audit Committee shall meet privately at least once per year with:
           (i) the outside auditor; (ii) the chief financial officer; (iii) the controller; and (iv) the most senior person (if any) responsible for the internal audit activities of the Company.

                                                            Company # __________
                                                            Control # __________


                            SCC COMMUNICATIONS CORP.
                                      PROXY
                  Annual Meeting of Stockholders, June 26, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the 2001 Annual Meeting of Stockholders of SCC Communications Corp. ("SCC") to be held on June 26, 2001 and the related proxy statement, and appoints George
K. Heinrichs and Michael D. Dingman, Jr., and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of SCC that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2001 Annual Meeting of Stockholders of SCC to be held at the Ritz-Carlton Atlanta on Tuesday, June 26, 2001 at 8:30 a.m. Eastern Time and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

The shares represented by this Proxy, when properly executed, shall be voted as specified by the undersigned. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED, IN FAVOR OF THE ELECTION OF THE DIRECTORS LISTED ABOVE, AND IN FAVOR OF THE RATIFICATION OF THE INDEPENDENT AUDITORS AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Please date, sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee, or guardian, please give your full title as such. If shares are held jointly, both owners must sign.

     ===========================================================================
      THERE ARE THREE WAYS TO VOTE YOUR PROXY. IF YOU WISH TO VOTE BY TELEPHONE,
              INTERNET OR MAIL, PLEASE READ THE INSTRUCTIONS BELOW
     ===========================================================================

     SCC Communications Corp. encourages you to take advantage of new and convenient ways to vote your shares for matters to be covered at the 2001 Annual Meeting of Stockholders. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot.

     VOTING BY TELEPHONE: 1-800-240-6326 *** QUICK *** EASY *** IMMEDIATE
     Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which is located above, and then follow the simple instructions the Voice provides you.

     VOTING BY INTERNET: WWW.EPROXY.COM/SCCX/ *** QUICK *** EASY *** IMMEDIATE Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which is located above, to obtain your records and create an electronic ballot.

     VOTING BY MAIL
     Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to SCC Communications Corp., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, Minnesota 55164-9397.

     If you vote by telephone or vote using the Internet, please do not mail your proxy.

THANK YOU FOR VOTING

         SCC COMMUNICATIONS CORP.

         The Board of Directors recommends a vote IN FAVOR OF items 1, 2 and 3.

            1.  To elect the following Stephen O. James and Mary Beth Vitale as directors to serve for three-year terms ending in the year 2004 or until successors are duly elected and qualified;

                           / / FOR all nominees listed above (except as marked to the contrary below).

                           / / WITHHOLD AUTHORITY to vote for all nominees listed above.

                               INSTRUCTION: To withhold authority to vote for any individual nominee, mark "FOR" above and write the name of the nominee as to which you wish to withhold authority in the space below:

                           ---------------------------------------------------------------------------------------------------------


            2.  To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.

                           / / FOR               / / AGAINST                  / / ABSTAIN

            3.  In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting, or any adjournments or postponements thereof.

                           / / FOR               / / AGAINST                  / / ABSTAIN

                    If you plan on attending the meeting, please check the box to the right. / /


        Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

                                                           -------------------------------------------------------------------------
                                                                                (Print name(s) on certificate)

          Please sign your name:                                                                                  Date:
                               ---------------------------------------------------------                               -------------
                                               Authorized Signature(s)

                                                                                                                  Date:
                               ---------------------------------------------------------                               -------------
                                   Authorized Signature(s) of Joint Owners, if any

         Please date, sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee, or guardian, please give your full title as such. If shares are held jointly, both owners must sign.